UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) January 14, 2005

                        Commission File Number 333-41342

                  GALTECH SEMICONDUCTOR MATERIALS CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

             Utah                                          87-0427597
--------------------------------              --------------------------------
(State or other jurisdiction of               (I.R.S. Employer Identification
 incorporation or organization)                            Number)

                        25308 SE 35th St., Issaquah, WA
                   -----------------------------------------
                    (Address of principal executive offices)

                                     98029
                                   ----------
                                   (Zip Code)

                                  425-391-3019
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

Effective December 28, 2004, Galtech filed an amendment to its Articles of Incorporation to authorize 100,000 shares of Preferred Stock at a par value of $0.01 per share. In addition, Galtech, effective December 31, 2004, issued 4,000 share of It's newly created Preferred Stock to Enterprise Group, LLC, at price of $50.00 per share, in order to pay a debt of $200,000.00 which was owed to Enterprise. The Preferred stock issued is convertible into Galtech common stock, for one year from the date of issue, at the option of the Holder, at the rate of 1,250 shares of Galtech Restricted Common Stock for each share of Preferred. The face value of the Preferred Stock is payable to the Holder, on or before one year from the date of issue, together with a cumulative dividend of 9% per annum from the date of issue, unless the Preferred is sooner converted into Common Stock. Enterprise Group, LLC is an affiliate of Garry Quintana, President of Galtech.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GALTECH SEMICONDUCTOR MATERIALS CORPORATION



Date: January 14, 2005               By: /s/ Garry Quintana
                                        ---------------------------------------
                                        Garrett Quintana, President

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